UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054

Registrant’s telephone number, including area code: 408-567-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

SIGNATURE

Item 8.01 Other Events

Aviat Networks, Inc. (the “Company”) has reached settlement of the previously disclosed consolidated securities class action litigation, which arose from the Company’s restatement of its publicly stated financials for fiscal year 2005 through the first three quarters of fiscal year 2008. The monetary amount of the settlement is covered by insurance, and accordingly, the settlement is not expected to have a material adverse effect on the Company’s business, financial condition or results of operations. The settlement is subject to court approval and certain other conditions discussed below.

The Class Action

As previously disclosed, on and after October 6, 2008 three actions were filed in the United States District Court for the District of Delaware (the “Court”) as securities class actions against the Company, certain of its former officers and directors, and Harris Corporation. On June 5, 2009, the Court consolidated the related cases as Dutton v. Harris Stratex Networks, Inc. et al, Case No. 1:08-cv-00755-JJF, now 1:08-cv-00755-LPS, (the “Class Action”). On July 29, 2009, the Class Action plaintiffs filed a consolidated amended class action complaint (“Complaint”). The Complaint asserts claims on behalf of a purported class consisting of all persons or entities that acquired the Company’s common stock between January 29, 2007 and July 30, 2008, inclusive, including former shareholders of Stratex Networks, Inc. who acquired shares of the Company’s stock pursuant or traceable to the Company’s Registration Statement and Prospectus that became effective on January 8, 2007. The Complaint asserts claims pursuant to Sections 11 and 15 of the Securities Act and Section 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder.

On May 31, 2011, the Company and the other named defendants entered into a stipulation of settlement (“Stipulation”) with respect to the Class Action. The Stipulation provides for payment of a total settlement amount of $8.9 million by the Company and Harris Corporation. The entire settlement amount is covered by insurance, and the Company does not expect to record a liability or any expense with respect to the payment of the settlement amount. The Company, and the other named defendants, entered into the Stipulation to fully and finally resolve the litigation and avoid any further expense and distraction caused by the litigation. The Company and the other named defendants have denied and continue to deny all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged in the Class Action.

The Class Action settlement remains subject to preliminary and final approval by the Court. A motion for preliminary approval of the Class Action settlement was filed with the Court on June 1, 2011. Preliminary approval has not yet been granted and no date has been set for the Court’s final settlement hearing.

Additional Matters

Following receipt of preliminary approval of the Class Action settlement by the Court (if received), the Company is required to serve upon the appropriate State official of each State in which a class member resides, and the Attorney General of the United States, a notice of the proposed settlement in compliance with the requirements of the Class Action Fairness Act, 28 U.S.C. § 1711 et seq. If the settlement is given final approval by the Court, the Class Action will be dismissed with prejudice. The settlement will not resolve the derivative claim purportedly filed on behalf of the Company on March 17, 2011 in the action entitled Sandra J. Cutler Living Trust v. Guy M. Campbell et al, Case No. 1:11-cv-00230 in the United States District Court for the District of Delaware.

The effectiveness of the Stipulation and the settlement incorporated therein depends on a number of conditions, including, the Court’s preliminary approval of the settlement and its approval of notice to the class and other documents necessary to effectuate the settlement, funding of the settlement fund, compliance with the terms of the Stipulation, entry of judgment granting final approval of the settlement and the judgment becoming final.

There can be no assurance that the settlement will be approved or become effective. Details regarding any proposed settlement will be communicated to potential class members prior to final court approval.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, regarding the prospective resolution of the Class Action. Such forward-looking statements are based on current expectations, are predictive in nature, and involve known and unknown risks and uncertainties that may cause the Company’s actual outcomes and results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Class Action settlement will be not be finalized or approved. If the settlement is not finalized, the ultimate resolution and the impact on the Company cannot be assessed. Whether or not the settlement is approved depends on various factors, including, but not limited to, the number of and reasons for any potential objections to the settlement or the number of class members excluding themselves from the Class Action settlement. The Company can give no assurances that any results or events projected or contemplated by its forward-looking statements will in fact occur and the Company cautions you not to place undue reliance on these statements. The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

June 9, 2011	By:	/s/ Meena Elliott
		Name:	Meena Elliott
		Title:	Vice President, General Counsel and Secretary